UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2022

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Landmeier Road Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 956-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

JPM Credit Agreement

On July 18, 2022, SigmaTron International, Inc. (the “Company”), Wagz, Inc., the Company’s wholly-owned subsidiary (“Wagz”), and JPMorgan Chase Bank, N.A. (“Revolving Lender”) entered into the Amended and Restated Credit Agreement (the “JPM Credit Agreement”), which amended the existing Credit Agreement dated as of January 29, 2021 (as subsequently amended, the “Existing Credit Agreement”) to, among other things, (a) increase the availability under the revolving loan facility (the “Revolving Facility”) to the lesser of (i) $70.0 million (from $60.0 million under the Existing Credit Agreement) and (ii) an amount equal to a percentage of the eligible receivable borrowing base plus a percentage of the eligible inventory borrowing base minus any reserves established by the Revolving Lender and (b) extend the maturity date of the Revolving Facility to July 18, 2027. The Company’s obligations under the JPM Credit Agreement are secured by (a) a first priority security interest in certain of the Company’s assets, including the Company’s accounts and inventory located in the United States and certain inventory in transit and (b) a second priority security interest in certain of the Company’s assets, including the Company’s machinery and equipment located in the United States and Mexico and inventory located in Mexico.

Borrowings under the JPM Credit Agreement bear interest at either (a) the CBFR (as defined in the JPM Credit Agreement) plus the applicable margin of 2.00% or (b) the Adjusted Term SOFR Rate (as defined in the JPM Credit Agreement) for the applicable interest period, plus the applicable margin of 2.00%, at the Company’s election. Interest rates are currently determined by reference to the secured overnight financing rate (“SOFR”).

In addition to the Fixed Charge Coverage Ratio financial covenant, which remains the same as it was in the Existing Credit Agreement, the JPM Credit Agreement imposes a financial covenant that requires the Company to maintain a leverage ratio of Total Debt to EBITDA (each as defined in the JPM Credit Agreement) for any twelve month period not to exceed a certain amount for each fiscal quarter through the maturity of the Revolving Facility set forth in the JPM Credit Agreement, which ratio (a) ranges from 5.75-to-1 for the fiscal quarter ending on October 31, 2022 to 3.00-to-1 for the fiscal quarter ending on July 31, 2026 (if the Term Loan Borrowing Base Coverage Ratio (as defined in the JPM Credit Agreement) is less than or equal to 1.50-to-1) and (b) ranges from 5.75-to-1 for the fiscal quarter ending on October 31, 2022 to 4.00-to-1 for the fiscal quarter ending on July 31, 2026 (if the Term Loan Borrowing Base Coverage Ratio is greater than or equal to 1.50-to-1).

All other material terms of the Existing Credit Agreement, as amended and restated by the JPM Credit Agreement, remain unchanged. A description of the material terms and conditions of the Existing Credit Agreement was previously disclosed by the Company in its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022 filed on March 23, 2022 and is incorporated herein by reference. A copy of the JPM Credit Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Term Loan Agreement

Also on July 18, 2022, the Company, Wagz, TCW Asset Management Company LLC, as administrative agent (the “Agent”) and the lenders party thereto (the “Term Lenders”) entered into a Credit Agreement (the “Term Loan Agreement”) pursuant to which the Term Lenders made a term loan to the Company in the aggregate principal amount of $40.0 million (the “Term Loan”). The maturity date of the Term Loan is July 18, 2027. The Company’s obligations under the Term Loan Agreement are secured by (a) a first priority security interest in all property of the Company and Wagz that is not collateral for the JPM Credit Agreement, including the Company’s machinery and equipment located in the United States and Mexico, its inventory located in Mexico, its intellectual property, and SigmaTron’s stock in its Mexican subsidiaries, (b) a first mortgage lien on the Company’s Illinois real properties, and (c) a second priority security interest in all collateral that is encumbered with a first priority security interest in favor of the Revolving Lender, including the Company’s accounts and inventory located in the United States and certain inventory in transit. The Company’s Mexican subsidiaries also pledged their assets to secure the Term Loan.

The Term Loan bears interest at either (a) the Adjusted Term SOFR Rate (as defined in the Term Loan Agreement) plus the applicable margin of 7.50% or (b) the CBFR Floating Rate (as defined in the Term Loan Agreement) for the applicable interest period, plus the applicable margin of 6.50%, at the Company’s election.

The Term Loan Agreement imposes financial covenants, including covenants requiring the Company to maintain a minimum Fixed Charge Coverage Ratio (as defined in the Term Loan Agreement) of 1.10-to-1 and maintain the same leverage ratio of Total Debt to EBITDA as described above under the JPM Credit Agreement. The Term Loan Agreement also contains restrictive affirmative and negative covenants substantially similar to those in the JPM Credit Agreement, including limitations on the ability of the Company and its subsidiaries to incur debt or liens, make certain investments, loans or guarantees and make distributions on or repurchase its equity securities, and also includes certain events of default, including payment defaults, breaches of representations, warranties or covenants, defaults under material indebtedness, certain events of bankruptcy or insolvency, and a change in control of the Company.

The Company is required to make quarterly repayments of the principal amount of the Term Loan in amounts equal to $250,000 per fiscal quarter for the quarters beginning October 31, 2022 and $500,000 per fiscal quarter for quarters beginning October 31, 2024. The Term Loan Agreement also requires mandatory annual repayments equal to 50% of Excess Cash Flow (as defined in the Term Loan Agreement). The Term Loan Agreement also requires mandatory prepayments of the Term Loan in the event of certain asset dispositions, debt issuances, and other events. The Company may also prepay the principal amount of the Term Loan at any time, subject to potential prepayment premiums as described in the Term Loan Agreement.

A copy of the Term Loan Agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference.

ITEM 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Credit Agreement dated July 18, 2022, by and among SigmaTron International, Inc., Wagz, Inc. and JPMorgan Chase Bank, N.A.

Exhibit 10.2	Credit Agreement dated July 18, 2022, by and among SigmaTron International, Inc., Wagz, Inc., TCW Asset Management Company LLC, as Administrative Agent, and the Lenders parties thereto.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: July 22, 2022	By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: Chief Executive Officer